SECOND MODIFICATION AGREEMENT
                          -----------------------------


         DATE:             February 19, 1997
         ----

         PARTIES:          Borrower:        Employee Solutions, Inc.,
         -------                            an Arizona corporation

                           Borrower         2929 East Camelback Road,
                           Address:         Suite 220,
                                            Phoenix, Arizona 85016-4426

                           Bank:            Bank One, Arizona, NA,
                                            a national banking association

                           Bank             P.O. Box 71
                           Address:         Phoenix, Arizona 85001

RECITALS:
---------

         A. Bank has extended to Borrower credit ("Loan") in the current principal amount of $45,000,000.00 pursuant to the Loan Agreement dated August 1, 1996 ("Credit Agreement"), and evidenced by the Secured Promissory Note dated August 1, 1996 ("Note"). The unpaid principal of the Loan as of the date hereof is $43,500,000. 00.

         B. The Loan is secured by, among other things, the Security Agreement dated August 1, 1996, as modified by the Letter Agreement dated August 22, 1996 ("Security Agreement"), between the Obligor (as defined therein) and Bank (the agreements, documents, and instruments securing the Loan and the Note are referred to individually and collectively as the "Security Documents").

         C.  Bank and  Borrower  have  executed  and  delivered  previously  the following agreements ("Modifications") modifying the terms of the Loan, the Note, the Credit Agreement, and/or the Security Documents: Letter Agreement dated August 22, 1996, and Modification Agreement dated October 15, 1996. The Note, the Credit Agreement, the Security Documents, any arbitration resolution, any environmental certification and indemnity agreement, and all other agreements, documents, and instruments evidencing, securing, or otherwise relating to the Loan, as modified in the Modifications, are sometimes referred to individually and collectively as the "Loan Documents".

         D. Borrower has requested that Bank modify the Loan and the Loan Documents as provided herein. Bank is willing to so modify the Loan and the Loan Documents, subject to the terms and conditions herein.

AGREEMENT:
----------

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Bank agree as follows:

1.       ACCURACY OF RECITALS.
         ---------------------

Borrower acknowledges the accuracy of the Recitals.

2.       MODIFICATION OF LOAN DOCUMENTS.
         -------------------------------

         2.1      The Loan Documents are modified as follows:

                  2.1.1 The Commitment Amount (as defined in the Credit Agreement) is hereby increased from $45,000,000.00 to $60,000,000.00. All references in the Loan Documents to the Commitment Amount are hereby modified to refer to the increased Commitment Amount of $60,000,000.00. Notwithstanding the preceding, with respect to the increased Commitment Amount of $15,000,000.00, Bank and Borrower agree that until such time that Bank has obtained a participant with respect to $10,000,000.00 of the increased Commitment Amount of $15,000,000.00, Bank shall have no obligation to disburse any portion of such $10,000,000.00 amount.

                  2.1.2 Commencing February 1, 1998, the Commitment Amount shall be automatically reduced by $3,000,000.00, and thereafter shall automatically be reduced by $3,000,000.00 every calendar quarter until the Scheduled Expiration Date (as defined in the Credit Agreement).

                  2.1.3 As set forth in the Schedule of Terms in the Credit Agreement, the Purpose of Advances is hereby modified to add letters of credit thereto.

                  2.1.4 The following new entities are hereby added to the Security Agreement as additional Obligors, and such entities hereby assign to Bank, as security pledge to Bank, and grant to Bank, a security interest in the Collateral (as defined therein) to secure the full and timely payment and performance of the Obligations (as defined therein), all in accordance with the terms and conditions of the Security Agreement:

Employee Solutions of Alabama, Inc., an Alabama corporation
GCK Entertainment Services I, Inc., a Delaware corporation
Talent, Entertainment and Media Services, Inc., a Delaware corporation

In addition, all such new Obligors shall execute perfection certificates and UCC financing statements as Bank shall require.

                  2.1.5  The   following   new  entities  are  hereby  added  as
Guarantors for the Loan, and Borrower shall cause such entities to execute Bank's form of Continuing Guaranty of Payment:

Employee Solutions of Alabama, Inc., an Alabama corporation
GCK Entertainment Services I, Inc., a Delaware corporation
Talent, Entertainment and Media Services, Inc., a Delaware corporation

                  2.1.6 Bank hereby consents to the guarantee to be provided by Borrower for Employee Solutions of Texas, Inc. in order to satisfy the audit requirements of the State of Texas, all as outlined in the January 29, 1997 letter from Morris C. Aaron to the Bank.

         2.2 Each of the Loan Documents is modified to provide that it shall be a default or an event of default thereunder if Borrower shall fail to comply with any of the covenants of Borrower herein or if any representation or warranty by Borrower herein or by any guarantor in any related Consent and Agreement of Guarantor(s) is materially incomplete, incorrect, or misleading as of the date hereof.

         2.3 Each reference in the Loan Documents to any of the Loan Documents shall be a reference to such document as modified herein,

3.       RATIFICATION OF LOAN DOCUMENTS AND COLLATERAL.
         ----------------------------------------------

The Loan Documents are ratified and affirmed by Borrower and shall remain in full force and effect as modified herein. Any property or rights to or interests in property granted as security in the Loan Documents shall remain as security for the Loan and the obligations of Borrower in the Loan Documents.

4.       BORROWER REPRESENTATIONS AND WARRANTIES.
         ----------------------------------------

Borrower represents and warrants to Bank:

         4.1 No default or event of default under any of the Loan Documents as modified herein, nor any event, that, with the giving of notice or the passage of time or both, would be a default or an event of default under the Loan Documents as modified herein has occurred and is continuing.

         4.2 There has been no material adverse change in the financial condition of Borrower or any other person whose financial statement has been delivered to Bank in connection with the Loan from the most recent financial statement received by Bank.

         4.3 Each and all representations and warranties of Borrower in the Loan Documents are accurate on the date hereof.

         4.4 Borrower has no claims, counterclaims, defenses, or set-offs with respect to the Loan or the Loan Documents as modified herein.

         4.5 The Loan Documents as modified herein are the legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with their terms.

         4.6 Borrower is validly existing under the laws of the State of its formation or organization and has the requisite power and authority to execute and deliver this Agreement and to perform the Loan Documents as modified herein. The execution and delivery of this Agreement and the performance of the Loan Documents as modified herein have been duly authorized by all requisite action by or on behalf of Borrower. This Agreement has been duly executed and delivered on behalf of Borrower.

5.       BORROWER COVENANTS.
         -------------------

         Borrower covenants with Bank:

         5.1  Borrower  shall  execute,   deliver,  and  provide  to  Bank  such
additional agreements, documents, and instruments as reasonably required by Bank to effectuate the intent of this Agreement.

         5.2 Borrower fully, finally, and forever releases and discharges Bank and its successors, assigns, directors, officers, employees, agents, and representatives from any and all actions, causes of action, claims, debts, demands, liabilities, obligations, and suits, of whatever kind or nature, in law or equity, that Borrower has or in the future may have, whether known or unknown, arising from events occurring prior to the date of this Agreement and in respect of the Loan, the Loan Documents, or the actions or omissions of Bank in respect of the Loan or the Loan Documents.

         5.3   Contemporaneously   with  the  execution  and  delivery  of  this
Agreement, Borrower has paid to Bank:

                  5.3.1 All accrued and unpaid interest under the Note and all amounts, other than interest and principal, due and payable by Borrower under the Loan Documents as of the date hereof.

                  5.3.2 All of the internal and external costs and expenses incurred by Bank in connection with this Agreement (including, without limitation, inside and outside attorneys, processing, filing, and all other costs, expenses, and fees).

                  5.3.3 The increased commitment fee on the portion of the Loan that is fully committed, which may be advanced from the Loan.

         5.4   Contemporaneously   with  the  execution  and  delivery  of  this
Agreement, Borrower shall provide to Bank:

                  5.4.1 Corporate resolutions and/or secretary certificates for Borrower and each guarantor authorizing the increased Commitment Amount and the other matters set forth in this Agreement.

                  5.4.2 Such additional Loan Documents as may be required by the terms of this Second Modification Agreement as provided in Section 2 above. If necessary, Borrower agrees to cooperate with Bank in completing and delivering all such documentation after the closing of this Second Modification Agreement.

6.       EXECUTION AND DELIVERY OF AGREEMENT BY BANK.
         --------------------------------------------

Bank shall not be bound by this Agreement until each of the following shall have occurred: (i) Bank has executed and delivered this Agreement, (ii) Borrower has performed all of the obligations of Borrower under this Agreement to be performed contemporaneously with the execution and delivery of this Agreement,
(iii) each guarantor(s) of the Loan, if any, has executed and delivered to Bank a Consent and Agreement of Guarantor(s), and (iv) if required by Bank, Borrower and any guarantor(s) have executed and delivered to Bank an arbitration resolution, an environmental questionnaire, and an environmental certification and indemnity agreement.

7.       ENTIRE AGREEMENT, CHANGE, DISCHARGE, TERMINATION, OR WAIVER.
         ------------------------------------------------------------

The Loan Documents as modified herein contain the entire understanding and agreement of Borrower and Bank in respect of the Loan and supersede all prior representations, warranties, agreements, arrangements, and understandings. No provision of the Loan Documents as modified herein may be changed, discharged, supplemented, terminated, or waived except in a writing signed by Bank and Borrower.

8.       BINDING EFFECT.
         ---------------

The Loan Documents as modified herein shall be binding upon, and inure to the benefit of, Borrower and Bank and their respective successors and assigns.

9.       CHOICE OF LAW.
         --------------

This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona, without giving effect to conflicts of law principles.

10.      COUNTERPART EXECUTION.
         ----------------------

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one document.

11.      ARBITRATION.
         ------------

         11.1 Binding Arbitration. Bank, Borrower and each guarantor executing a Consent and Agreement of Guarantor(s) with respect to this Agreement hereby agree that all controversies and claims arising directly or indirectly out of this Agreement and the Loan Documents, shall at the written request of any party be arbitrated pursuant to the applicable rules of the American Arbitration Association. The arbitration shall occur in the State of Arizona. Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction. The Federal Arbitration Act shall apply to the construction and interpretation of this arbitration agreement.

         11.2 Arbitration Panel. A single arbitrator shall have the power to render a maximum award of one hundred thousand dollars. When any party files a claim in excess of this amount, the arbitration decision shall be made by the majority vote of three arbitrators. No arbitrator shall have the power to restrain any act of any party.

         11.3 Provisional Remedies,  Self Help and Foreclosure.  No provision of
Section 11.1 shall limit the right of any party to exercise self help remedies, to foreclose against any real or personal property collateral, or to obtain any provisional or ancillary remedies (including but not limited to injunctive relief or the appointment of a receiver) from a court of competent jurisdiction. At Bank's option, it may enforce its right under a mortgage by judicial foreclosure, and under a deed of trust either by exercise of power of sale or by judicial foreclosure. The institution and maintenance of any remedy permitted above shall not constitute a waiver of the rights to submit any controversy or claim to arbitration. The statute of limitations, estoppel, waiver, laches, and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding.

         DATED as of the date first above stated.

                               EMPLOYEE SOLUTIONS, INC., an Arizona
                               corporation

                               By: _____________________________________
                               Name: ___________________________________
                               Title: __________________________________

                               BANK ONE, ARIZONA, NA, a national banking association

                               By: _____________________________________
                               Name: ___________________________________
                               Title: __________________________________

                    CONSENT AND AGREEMENT OF GUARANTOR(S) AND
                            MODIFICATION OF GUARANTY


         With respect to the Second Modification Agreement dated February 19, 1997 ("Agreement"), between Employee Solutions, Inc., an Arizona corporation ("Borrower") and Bank One, Arizona, NA, a national banking association ("Bank"), the undersigned (individually and, if more than one, collectively "Guarantor") agrees for the benefit of Bank as follows:

         1. Guarantor acknowledges (i) receiving a copy of and reading the Agreement, (ii) the accuracy of the Recitals in the Agreement, and (iii) the effectiveness of (A) the Continuing Guaranty of Payment dated August 1, 1996 ("Guaranty"), by the undersigned for the benefit of Bank, as modified herein, and (B) any other agreements, documents, or instruments securing or otherwise relating to the Guaranty, (including, without limitation, any arbitration resolution and any environmental certification and indemnity agreement previously executed and delivered by the undersigned), as modified herein. The Guaranty and such other agreements, documents, and instruments, as modified herein, are referred to individually and collectively as the "Guarantor Documents". All capitalized terms used herein and not otherwise defined shall have the meaning given to such terms in the Agreement.

         2. Guarantor consents to the modification of the Loan Documents and all other matters in the Agreement. Guarantor agrees to the arbitration provisions set forth in Section 11.1 of the Agreement.

         3. Guarantor fully, finally, and forever releases and discharges Bank and its successors, assigns, directors, officers, employees, agents, and representatives from any and all actions, causes of action, claims, debts, demands, liabilities, obligations, and suits of whatever kind or nature, in law or equity, that Guarantor has or in the future may have, whether known or unknown, arising from events occurring prior to the date hereof and in respect of the Loan, the Loan Documents, the Guarantor Documents, or the actions or omissions of Bank in respect of the Loan, the Loan Documents, or the Guarantor Documents.

         4. Guarantor agrees that all references, if any, to the Note, the Credit Agreement, the Deed of Trust, the Security Documents, and the Loan Documents in the Guarantor Documents shall be deemed to refer to such agreements, documents, and instruments as modified by the Agreement.

         5. Guarantor reaffirms the Guarantor Documents and agrees that the Guarantor Documents continue in full force and effect and remain unchanged, except as specifically modified by this Consent and Agreement of Guarantor(s). Any property or rights to or interests in property granted as security in the Guarantor Documents shall remain as security for the Guaranty and the obligations of Guarantor in the Guaranty.

         6. Guarantor represents and warrants that the Loan Documents, as modified by the Agreement, and the Guarantor Documents, as modified by this Consent and Agreement of Guarantor(s), are the legal, valid, and binding obligations of Borrower and the undersigned, respectively, enforceable in accordance with their terms against Borrower and the undersigned, respectively.

         7. Guarantor represents and warrants that Guarantor has no claims, counterclaims, defenses, or off sets with respect to the enforcement against Guarantor of the Guarantor Documents.

         8. Guarantor represents and warrants that there has been no material adverse change in the financial condition of any Guarantor from the most recent financial statement received by Bank.

         9. Guarantor agrees that this Consent and Agreement of Guarantor(s) may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature and acknowledgment pages may be detached from the counterparts and attached to a single copy of this Consent and Agreement of Guarantor(s) to physically form one document.

         10. The Guaranty is hereby modified to increase the principal amount of indebtedness of Borrower to Bank from $45,000,000.00 to $60,000,000.00, as all set forth in the Agreement.

DATED as of the date of the Agreement.

                                   LOGISTICS PERSONNEL CORP., a Nevada
                                   corporation

                                   By: ______________________________________
                                   Name: ____________________________________
                                   Title: ___________________________________


                                   EMPLOYEE SOLUTIONS OF TEXAS, INC.,
                                   a Texas corporation

                                   By: ______________________________________
                                   Name: ____________________________________
                                   Title: ___________________________________

                                   EMPLOYEE SOLUTIONS-EAST, INC., a Georgia corporation

                                   By _______________________________________
                                   Name: ____________________________________
                                   Title: ___________________________________


                                   EMPLOYEE SOLUTIONS-MIDWEST, INC., a
                                   Michigan corporation

                                   By _______________________________________
                                   Name: ____________________________________
                                   Title: ___________________________________


                                   ESI AMERICA, INC., a Michigan corporation

                                   By _______________________________________
                                   Name: ____________________________________
                                   Title: ___________________________________


                                   ESI-MIDWEST, INC., a Nevada corporation

                                   By _______________________________________
                                   Name: ____________________________________
                                   Title: ___________________________________


                                   EMPLOYEE SOLUTIONS OF CALIFORNIA, INC., a
                                   Nevada corporation

                                   By _______________________________________
                                   Name: ____________________________________
                                   Title: ___________________________________

                                   EMPLOYEE  SOLUTIONS - OHIO, INC., an
                                   Indiana corporation,  formerly known
                                   as POKAGON OFFICE SERVICES, INC.

                                   By _______________________________________
                                   Name: ____________________________________
                                   Title: ___________________________________


                                   ESI RISK MANAGEMENT AGENCY, INC., an
                                   Arizona corporation

                                   By _______________________________________
                                   Name: ____________________________________
                                   Title: ___________________________________


                                   EMPLOYEE SOLUTIONS OF ALABAMA, INC., an
                                   Alabama corporation

                                   By _______________________________________
                                   Name: ____________________________________
                                   Title: ___________________________________


                                   GCK ENTERTAINMENT SERVICES I, INC., a
                                   Delaware corporation

                                   By _______________________________________
                                   Name: ____________________________________
                                   Title: ___________________________________


                                   TALENT, ENTERTAINMENT AND MEDIA SERVICES,
                                   INC., a Delaware corporation

                                   By _______________________________________
                                   Name: ____________________________________
                                   Title: ___________________________________
                                       11